STATE OF NEW YORK
         INSURANCE DEPARTMENT

         AGENCY BUILDING ONE
THE GOVERNOR NELSON A. ROCKEFELLER
         EMPIRE STATE PLAZA
         ALBANY, NEW YORK  12257

         The attached Certificate of Amendment of Charter of THE CAPITOL LIFE INSURANCE COMPANY OF NEW YORK, of New York, New York, filed pursuant to
Section 805 of the Business Corporation Law to

         To amend Section 5 to bring the provisions relating to directors into line with the current New York Insurance Law on residency and age.

         IS HEREBY APPROVED pursuant to Section 1206 of the New York Insurance Law.

                                  In Witness Whereof, I have hereunto

                                  set my hand and affixed the

                                  official seal of this Department

                                  at the City of Albany, this

                                  8th day of February, 1988.



                                  JAMES P. CORCORAN
                                  Superintendent of Insurance

                                  By /s/ Robert A. Ginnelly

                                  Special Deputy Superintendent
                         CERTIFICATE OF AMENDMENT

                                  OF

                              CHARTER OF

         THE CAPITOL LIFE INSURANCE COMPANY OF NEW YORK

         Under Section 1206 of the Insurance Law
         of the State of New York and Section 805 of the Business Corporation Law of the State of New York

         Pursuant to the provisions of Section 1206 of the Insurance Law of the State of New York, the undersigned officers of The Capitol Life Insurance Company of New York hereby certify;

         1. The name of the Corporation is The Capitol Life Insurance Company of New York.

         2. The Charter of the Corporation was filed by the Insurance Department of the State of New York on December 5, 1978.

         3. The amendment to the Charter effected by this Certificate is to amend Section 5 to bring the provisions relating to directors into line with the current New York Insurance Law on residency and age.

         4. In order to effect such amendment, Section 5 of the Charter of the Corporation is amended to read as follows:

         "Sec. 5. The number of directors of this corporation shall be not more than nineteen (19) and in no case shall the number of directors be less than thirteen (13), the number thereof to be determined as provided in the by-laws.
         Each director shall be at least eighteen years of age and at all times a majority of the directors of this corporation shall be citizens and residents of the United States, and at least three shall be residents of the State of New York."

         5. The amendment of the Charter of the Corporation was authorized by the written consent of the Board of Directors of the Corporation in accordance with Sections 1206 of the New York Insurance Law and 708(b) of the Business Corporation Law, followed by the written consent of the holder of all of the outstanding shares of the corporation in accordance with Section 615(b) of the Business Corporation Law.

         IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements herein are true under the penalties of perjury this 1st day of February, 1988.

                                  THE CAPITOL LIFE INSURANCE
                                  COMPANY OF NEW YORK

                                      /s/ Samuel V. Filoromo
                                  By: ------------------------
                                      Senior Vice President
Attest:

/s/ Gail A. Lione
-----------------------------------
Secretary

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Form 234. 1-12-61-M (B1-164)      ORIGINAL
                 STATE OF NEW YORK -- INSURANCE DEPARTMENT

$ 1500.00                                 Albany, N.Y. December 5, 1978

RECEIVED from THE CAPITOL LIFE INSURANCE COMPANY OF NEW YORK
Fifteen Hundred and 00/00 -------------------------------- Dollars,
in payment of tax provided by Section 180, Tax Law, as amended by Chapter 794, Laws of 1923, One-twentieth of one per centum upon $3000.00 of shares
with par value ...............................................     $1500.00
Five cents per share upon ------------- shares without par value...$ --------
                                  TOTAL............................$1500.00
                                                                    ---------

                                  Superintendent of Insurance
                                     /s/ [unreadable]
                                  By ------------------------

                                          Deputy Superintendent